FIRST POTOMAC
REALTY TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FPO
LISTED
NYSE.

FIRST QUARTER 2017

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Randy Haugh
Vice President, Finance
(240) 235-5573
rhaugh@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2017 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such dispositions, future acquisitions and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Randy Haugh	7600 Wisconsin Avenue
Vice President, Finance	11th Floor
(240) 235-5573	Bethesda, MD 20814
rhaugh@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2017 RESULTS

Completed Sales of One Fair Oaks, Plaza 500, Aviation Business Park and Rivers Park I and II

BETHESDA, MD. (April 27, 2017) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2017.

First Quarter 2017 Highlights

•	Reported net income attributable to common shareholders of $43.1 million, or $0.74 per diluted share.

•	Reported Core Funds From Operations of $13.9 million, or $0.23 per diluted share.

•	Increased same property net operating income (“Same Property NOI”) by 1.2% on an accrual basis compared with the same period in 2016.

•	Occupied and leased percentages at March 31, 2017 remained relatively flat at 92.4% and 94.0%, respectively, compared with March 31, 2016.

•
As previously disclosed, sold One Fair Oaks, a 214,000 square-foot office building located in Northern Virginia, for net proceeds of $13.3 million in January 2017, and sold Plaza 500, a 503,000 square-foot industrial property located in Northern Virginia, for net proceeds of $72.5 million in February 2017.

•
In March 2017, sold Rivers Park I and II, a 308,000 square-foot business park, and Aviation Business Park, a 120,000 square-foot office building, which were all located in Maryland and owned through unconsolidated joint ventures, for net proceeds based on our ownership interest in the joint ventures of $18.4 million.

Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust stated, “With over $100 million of additional non-core asset sales completed during the first quarter, we have largely achieved the disposition goals we announced in February 2016. In addition, with One Fair Oaks sold, 540 Gaither in active redevelopment with two floors already pre-leased and the potential for a short-term extension with the Bureau of Prisons at 500 First Street, we have addressed our major lease expirations and significantly reduced the risk of our portfolio. As we move forward in 2017, we will have a stronger portfolio and a more flexible capital structure to drive growth and to maximize shareholder value.”

Earnings Release - Continued

Reconciliation of Net Income (Loss) Attributable to Common Shareholders and FFO, FFO Available to Common Shareholders and Unitholders and Core FFO
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to common shareholders	$43,145	$(4,106)
Depreciation and amortization:
Rental property	14,566	15,006
Unconsolidated joint ventures	870	881
(Gain) loss on sale of rental property	(42,799)	1,155
Gain on sale of rental property owned through unconsolidated joint ventures(1)	(3,797)	—
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	1,884	(133)
Dividends on preferred shares	—	2,248
Issuance costs of redeemed preferred shares(2)	—	1,904
Funds from operations (“FFO”)	13,869	16,955
Dividends on preferred shares	—	(2,248)
Issuance costs of redeemed preferred shares(2)	—	(1,904)
FFO available to common shareholders and unitholders	13,869	12,803
Issuance costs of redeemed preferred shares(2)	—	1,904
Loss on debt extinguishment	—	48
Core FFO	$13,869	$14,755

Net income (loss) attributable to common shareholders per share - basic	$0.75	$(0.07)
Net income (loss) attributable to common shareholders per share - diluted	$0.74	$(0.07)
Weighted average basic common shares	57,635	57,542
Weighted average diluted common shares	57,907	57,542

FFO available to common shareholders and unitholders per share – basic and diluted	$0.23	$0.21
Core FFO per share – diluted	$0.23	$0.24
Weighted average basic common shares and units	60,181	60,149
Weighted average diluted common shares and units	60,452	60,234

(1)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties. The gain is reflected within equity in earnings on our consolidated income statement for the three months ended March 31, 2017.

(2)
Represents original issuance costs associated with the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the “7.750% Series A Preferred Shares”) that were redeemed during the three months ended March 31, 2016.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose, are included below under “Non-GAAP Financial Measures.”

First Quarter Results

Net income (loss) attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders for the three months ended March 31, 2017 and 2016 are as follows (in thousands):

	Three Months Ended March 31,
	2017	2016	Change
Net income (loss) attributable to common shareholders	$43,145	$(4,106)	$47,251
Core FFO	$13,869	$14,755	$(886)
FFO available to common shareholders and unitholders	$13,869	$12,803	$1,066

Three months ended March 31, 2017 compared with the same period in 2016

Positive impacts to net income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders reflect the following:

•	a $2.2 million reduction in accrued preferred dividends due to the redemption of all of the outstanding 7.750% Series A Preferred Shares during 2016;

•	an additional $0.9 million of net operating income resulting from rent commencement at the NOVA build-to-suit, which was placed in-service in August 2016;

•	a $0.5 million decrease in interest expense primarily due to a reduction in our outstanding debt; and

•	a $0.3 million increase in Same Property net operating income (“Same Property NOI”).

Net income attributable to common shareholders, Core FFO and FFO available to common shareholders and unitholders were adversely impacted by the following:

•	a $3.7 million reduction in net operating income due to property dispositions during 2016 and the first quarter of 2017; and

•	an $0.8 million decrease in interest income due to the repayment of the $34.0 million mezzanine loan on 950 F Street, NW in the second quarter of 2016.

Operating Performance - Leasing and Occupancy

At March 31, 2017, our consolidated portfolio consisted of 71 buildings totaling 6.0 million square feet. Leasing and occupancy highlights for our consolidated portfolio were as follows:

Leased and occupied %(1)
	March 31, 2017	March 31, 2016	Year-over-year basis point increase	December 31, 2016
Leased	94.0%	94.1%	(10)	93.8%
Occupied	92.4%	92.3%	10	92.6%
(1) Excludes properties in development or redevelopment for the respective periods.

Earnings Release - Continued

Leased and occupied percentages during the first quarter of 2017 remained relatively flat compared with the same period in 2016.

Leasing Activity (square feet)
Three Months Ended March 31, 2017
Total new leases	74,000
Total renewal leases	89,000
Total leases executed	163,000

The 89,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 32%, and we experienced negative net absorption of 116,000 square feet in the first quarter of 2017. The low retention rate and negative net absorption were due to the lease termination of the Department of Health and Human Services at 540 Gaither Road (“Redland I”) at Redland, who was the sole tenant of the 134,000 square-foot building. We have begun repositioning Redland I as the building was placed into redevelopment in March 2017. In addition, during the second quarter of 2016, we re-leased two floors at Redland I, which totaled 45,000 square feet, or approximately 34% of the building’s total square footage. We anticipate that the new tenant at Redland I will take occupancy in early 2018; however, we can provide no assurances regarding the timing of when the tenant will take occupancy.

Operating Performance - Same Properties

Same Property NOI increased (decreased) on an accrual basis for the three months ended March 31, 2017 compared with the same period in 2016 as follows:

% Increase (Decrease) in Same Property NOI Compared with the Same Period in 2016
Washington, D.C.	2.5%
Maryland	3.9%
Northern Virginia	2.9%
Southern Virginia	(4.9)%
Total - accrual basis	1.2%

Increases in Same Property NOI in Washington, D.C., Maryland and Northern Virginia for the three months ended March 31, 2017 compared with the same period in 2016 were due to increases in occupancy, particularly at the following properties: 440 First Street, NW and 1401 K Street, NW, which are both located in Washington, D.C., Cloverleaf Center, which is located in Maryland, and Atlantic Corporate Park, which is located in Northern Virginia. Same Property NOI decreased for the three months ended March 31, 2017 compared with the same period in 2016 in Southern Virginia due to a decrease in occupancy at Crossways Commerce Center and an increase in snow and ice removal costs.

A reconciliation of net income (loss) from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, can be found in our First Quarter 2017 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Earnings Release - Continued

Dispositions

As previously disclosed, on January 9, 2017, we sold One Fair Oaks, a 214,000 square-foot office building located in Northern Virginia, for gross proceeds of $13.7 million, which generated net proceeds of $13.3 million, and on February 17, 2017, we sold Plaza 500, a 503,000 square-foot industrial property located in Northern Virginia, for gross proceeds of $75.0 million, which generated net proceeds of $72.5 million.

On March 7, 2017, three of our unconsolidated joint ventures collectively sold Aviation Business Park and Rivers Park I and II, which were all located in Maryland. Based on our percentage ownership of the joint ventures, our share of gross proceeds from the sale totaled $19.0 million, which generated $18.4 million of net proceeds. We used the net proceeds from the sale to repay $7.0 million (our proportionate share) of mortgage debt encumbering Rivers Park I and II, and the remainder was used to repay a portion of the outstanding balance under our unsecured revolving credit facility.

Balance Sheet

We had $649.5 million of gross debt outstanding at March 31, 2017, of which $231.7 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $177.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.7% at March 31, 2017.

Dividends

On April 25, 2017, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on May 15, 2017 to common shareholders of record as of May 8, 2017.

2017 Core FFO Guidance

We are raising our full-year 2017 Core FFO guidance from our previous range of $0.78 to $0.84 to a current range of $0.80 to $0.85 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income(1)	$84,000	-	$88,000
Interest and Other Income	$450	-	$550
FFO from Unconsolidated Joint Ventures(2)	$4,500	-	$5,000
Interest Expense	$23,000	-	$25,000
General and Administrative Expense	$17,500	-	$18,500
Weighted Average Shares and OP Units	60,400	-	60,800
Year-End Occupancy(3)	91.0%	-	93.0%
Same Property NOI Growth - Accrual Basis(4)	-1.0%	-	+1.0%

(1)
Reflects the sale of One Fair Oaks, which occurred on January 9, 2017, as well as the sale of Plaza 500, which occurred on February 17, 2017. No assumption for additional acquisitions or dispositions is included in the guidance range.

(2)	Reflects the sale of Aviation Business Park and Rivers Park I and II, which occurred on March 7, 2017.

(3)
Assumes 500 First Street, NW and 540 Gaither Road at Redland are placed into redevelopment during 2017, and the square footage associated with the properties is excluded from reported portfolio metrics, including occupancy.

(4)
Assumes 500 First Street, NW and 540 Gaither Road at Redland are placed into redevelopment during 2017, resulting in the properties being excluded from the full-year 2017 same property NOI calculation.

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Earnings Release - Continued

Guidance Range for 2017	Low Range	High Range
Net income attributable to common shareholders per diluted share	$0.63	$0.66
Real estate depreciation(1)	0.97	0.99
Net income attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.80)	(0.80)
Core FFO per diluted share	$0.80	$0.85

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on April 28, 2017 at 9:00 AM ET to discuss the first quarter 2017 results and our 2017 Core FFO guidance. The conference call can be accessed by dialing (877) 425-9470 or (201) 389-0878 for international participants. A replay of the call will be available from 12:00 PM ET on April 28, 2017, until midnight ET on May 5, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering pin number 13659183.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 28, 2017 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of March 31, 2017, our consolidated portfolio totaled 6.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 66% office properties and 34% business park properties. A key element of First Potomac’s overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio’s multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since

Earnings Release - Continued

real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for common shares in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to (loss) income attributable to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward-Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2017 Core FFO guidance and related assumptions, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions,

Earnings Release - Continued

there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental	$30,818	$33,844
Tenant reimbursements and other	7,005	8,853
Total revenues	37,823	42,697
Operating expenses:
Property operating	9,958	11,537
Real estate taxes and insurance	4,661	5,216
General and administrative	4,497	4,578
Depreciation and amortization	14,566	15,006
Total operating expenses	33,682	36,337
Operating income	4,141	6,360
Other expenses (income):
Interest expense	6,344	6,816
Interest and other income	(210)	(1,003)
Equity in earnings of affiliates	(4,223)	(555)
(Gain) loss on sale of rental property	(42,799)	1,155
Loss on debt extinguishment	—	48
Total other expenses (income)	(40,888)	6,461
Net income (loss)	45,029	(101)
Less: Net (income) loss attributable to noncontrolling interests	(1,884)	147
Net income attributable to First Potomac Realty Trust	43,145	46
Less: Dividends on preferred shares	—	(2,248)
Less: Issuance costs of redeemed preferred shares	—	(1,904)
Net income (loss) attributable to common shareholders	$43,145	$(4,106)

Basic and diluted earnings per common share:
Net income (loss) attributable to common shareholders - basic	$0.75	$(0.07)
Net income (loss) attributable to common shareholders - diluted	$0.74	$(0.07)
Weighted average common shares outstanding:
Basic	57,635	57,542
Diluted	57,907	57,542

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets:
Rental property, net	$1,024,605	$1,059,272
Assets held-for-sale	—	13,176
Cash and cash equivalents	13,269	14,144
Escrows and reserves	2,348	1,419
Accounts and other receivables, net of allowance for doubtful accounts of $922 and $655, respectively	5,611	6,892
Accrued straight-line rents, net of allowance for doubtful accounts of $471 and $414, respectively	45,211	42,745
Investment in affiliates	42,314	49,392
Deferred costs, net	41,603	42,712
Prepaid expenses and other assets	5,414	5,389
Intangibles assets, net	23,622	25,106
Total assets	$1,203,997	$1,260,247
Liabilities:
Mortgage loans, net	$295,523	$296,212
Unsecured term loan, net	299,433	299,404
Unsecured revolving credit facility, net	48,758	141,555
Accounts payable and other liabilities	40,897	43,904
Accrued interest	1,470	1,537
Rents received in advance	6,493	6,234
Tenant security deposits	4,831	4,982
Deferred market rent, net	1,716	1,792
Total liabilities	699,121	795,620
Noncontrolling interests in the Operating Partnership	27,516	28,244
Equity:
Common shares, $0.001 par value per share, 150,000 shares authorized; 58,716 and 58,319 shares issued and outstanding, respectively	59	58
Additional paid-in capital	916,460	913,367
Accumulated other comprehensive loss	(273)	(844)
Dividends in excess of accumulated earnings	(438,886)	(476,198)
Total equity	477,360	436,383
Total liabilities, noncontrolling interests and equity	$1,203,997	$1,260,247

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net income (loss) to Same Property NOI(1):
	Three Months Ended March 31,
	2017	2016
Number of buildings	69	69

Net income (loss)	$45,029	$(101)
Total other expenses (income)	(40,888)	6,461
Depreciation and amortization	14,566	15,006
General and administrative expenses	4,497	4,578
Non-comparable net operating income(2)	(1,901)	(4,902)
Same Property NOI	$21,303	$21,042

Same property revenues
Rental	$28,471	$27,779
Tenant reimbursements and other(3)	6,187	6,655
Total same property revenues	34,658	34,434
Same property operating expenses
Property(4)	8,997	9,221
Real estate taxes and insurance	4,358	4,171
Total same property operating expenses	13,355	13,392
Same Property NOI	$21,303	$21,042

Same Property NOI growth	1.2%

	Weighted Average Occupancy for the Three Months Ended March 31,
	2017	2016
Same Properties	92.1%	92.3%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended March 31, 2017	Percentage of Base Rent
Washington, D.C.	2.5%	33%
Maryland	3.9%	30%
Northern Virginia	2.9%	16%
Southern Virginia	(4.9)%	22%
By Type
Business Park / Industrial	(4.1)%	31%
Office	4.4%	69%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three months ended March 31, 2017 and 2016 exclude the operating results of all disposed properties and the results of the following non-same properties that were owned as of March 31, 2017: Redland I and the NOVA build-to-suit.

(2)
Includes property results for Redland I, the NOVA build-to-suit and all properties that were disposed of prior to March 31, 2017. Also includes an administrative overhead allocation, which was replaced by a normalized management fee.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q1-2017		Q4-2016	Q3-2016		Q2-2016	Q1-2016
Net income (loss) attributable to common shareholders	$43,145		$(1,646)	$1,607		$(5,491)	$(4,106)
Net income (loss) attributable to common shareholders per diluted common share	$0.74		$(0.03)	$0.03		$(0.10)	$(0.07)
FFO available to common shareholders and unitholders(1)	$13,869		$16,010	$16,501		$13,023	$12,803
Core FFO(1)	$13,869		$16,010	$17,018		$16,118	$14,755
FFO available to common shareholders and unitholders per diluted share	$0.23		$0.27	$0.27		$0.22	$0.21
Core FFO per diluted share	$0.23		$0.27	$0.28		$0.27	$0.24

Operating Metrics
Change in Same Property NOI - Accrual Basis(2)	1.2%		(5.2)%	4.1%		3.6%	7.9%

Assets
Total Assets	$1,203,997		$1,260,247	$1,270,670		$1,320,046	$1,359,943

Debt Balances(3)
Unhedged Variable-Rate Debt(4)	$177,800		$270,800	$259,799		$235,799	$171,635
Hedged Variable-Rate Debt(5)	240,000		240,000	240,000		300,000	300,000
Fixed-Rate Debt	231,716		232,607	245,719		246,693	247,656
Total	649,516		743,407	745,518		782,492	719,291

Preferred Shares
7.750% Series A Preferred Shares, $25 per share liquidation preference(6)	—		—	—		15,000	105,000

Total Debt and Preferred Shares	$649,516		$743,407	$745,518		$797,492	$824,291

Leasing Metrics
Net Absorption (Square Feet)(7)	(115,790)	(8)	(30,779)	152,036	(9)	20,807	(7,128)
Tenant Retention Rate	32%	(10)	36%	81%		90%	71%
Leased %	94.0%		93.8%	94.1%		94.4%	94.1%
Occupancy %	92.4%		92.6%	92.8%		93.1%	92.3%
Total Portfolio Size (Square Feet)	5,996,668		6,714,265	6,712,947		6,543,762	6,543,784
Total New Leases (Square Feet)	74,000		54,000	74,000		126,000	45,000
Total Renewal Leases (Square Feet)	89,000		42,000	206,000		167,000	121,000

(1)	See Quarterly Financial Measures for a reconciliation of our net income (loss) attributable to common shareholders to FFO, FFO available to common shareholders and unitholders and Core FFO.

(2)
For the fourth quarter of 2016, Same Property NOI includes a $1.4 million write-off of unamortized lease incentives and rent abatement (reflected as a deduction to rental revenue) associated with a defaulted tenant at 840 First Street, NE. Excluding this write-off, Same Property NOI would have increased 0.5% for the three months ended December 31, 2016 compared with the same period in 2015.

(3)	The debt balances for all periods presented exclude unamortized deferred financing costs.

(4)
For the three months ended June 30, 2016, we included variable-rate debt that encumbered the Storey Park land, which was classified as held-for-sale on our consolidated balance sheet at June 30, 2016 and was subsequently sold on July 25, 2016.

(5)
As of March 31, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(6)	All remaining 7.750% Series A Preferred Shares were redeemed in July 2016.

(7)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

(8)	Includes the 133,895 square foot expiration of the Department of Health and Human Services at Redland I.

(9)	Includes 167,440 square feet from the NOVA build-to-suit being placed into service.

(10)
Includes the 133,895 square foot expiration of the Department of Health and Human Services at Redland I during the first quarter of 2017. Excluding this expiration, the tenant retention rate would have been 61% for the first quarter of 2017.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenues:
Rental(1)	$30,818	$31,411	$32,416	$31,554	$33,844
Tenant reimbursements and other	7,005	7,561	7,756	6,939	8,853
Total revenues	37,823	38,972	40,172	38,493	42,697
Operating expenses:
Property operating	9,958	8,974	9,500	8,543	11,537
Real estate taxes and insurance	4,661	4,917	4,755	4,920	5,216
Net operating income	23,204	25,081	25,917	25,030	25,944
General and administrative	4,497	3,980	4,112	4,305	4,578
Depreciation and amortization(2)	14,566	16,787	13,928	15,141	15,006
Impairment of rental property(3)	—	—	—	2,772	—
Other (expenses) income
Interest expense	6,344	6,571	6,414	6,568	6,816
Interest and other income	(210)	(129)	(115)	(1,101)	(1,003)
Equity in earnings of affiliates	(4,223)	(411)	(664)	(663)	(555)
Loss on debt extinguishment / modification	—	—	—	—	48
(Gain) loss on sale of rental property(4)	(42,799)	—	—	—	1,155
Total other expenses (income)	(40,888)	6,031	5,635	4,804	6,461
Net income (loss)	45,029	(1,717)	2,242	(1,992)	(101)
Less: Net (income) loss attributable to noncontrolling interests	(1,884)	71	(107)	390	147
Net income attributable to First Potomac Realty Trust	43,145	(1,646)	2,135	(1,602)	46
Dividends on preferred shares	—	—	(11)	(794)	(2,248)
Issuance costs of redeemed preferred shares(5)	—	—	(517)	(3,095)	(1,904)
Net income (loss) attributable to common shareholders	$43,145	$(1,646)	$1,607	$(5,491)	$(4,106)

EBITDA and Adjusted EBITDA
Net income (loss)	$45,029	$(1,717)	$2,242	$(1,992)	$(101)
Less:
Interest expense	6,344	6,571	6,414	6,568	6,816
Depreciation and amortization	14,566	16,787	13,928	15,141	15,006
EBITDA	65,939	21,641	22,584	19,717	21,721
Less:
(Gain) loss on sale of rental property	(42,799)	—	—	—	1,155
Loss on debt extinguishment / modification	—	—	—	—	48
Impairment of rental property	—	—	—	2,772	—
Adjusted EBITDA	$23,140	$21,641	$22,584	$22,489	$22,924

(1)
Rental revenue for the three months ended December 31, 2016 includes a $1.4 million write-off of unamortized lease incentives and rent abatement associated with a defaulted tenant at 840 First Street, NE.

(2)	Depreciation and amortization for the three months ended December 31, 2016 includes a $2.0 million write-off of tenant improvements associated with a defaulted tenant at 840 First Street, NE.

(3)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

(4)
For the three months ended March 31, 2017, we recorded a $0.1 million gain on the sale of One Fair Oaks and a $42.7 million gain on the sale of Plaza 500. For the three months ended March 31, 2016, we recorded a loss on the sale of a portfolio of eight properties in Northern Virginia (the “NOVA Non-Core Portfolio”).

(5)	Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income (loss):
	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Supplemental Operating Items(1)
Termination fees	$—	$17	$55	$42	$—
Capitalized interest	22	—	208	273	200
Snow and ice removal costs (excluding reimbursements)(2)	(839)	(82)	—	—	(1,588)
Reserves for bad debt expense	(324)	(40)	(419)	(266)	(105)

Dispositions in Continuing Operations(3)
Revenues	$804	$3,547	$3,614	$3,605	$7,043
Operating expenses	(304)	(1,118)	(1,148)	(1,341)	(2,823)
Depreciation and amortization expense	(289)	(641)	511	(1,236)	(1,343)
Interest expense, net of interest income	—	—	(44)	(208)	(184)
Loss on debt extinguishment(4)	—	—	—	—	(48)
Impairment of rental property(5)	—	—	—	(2,772)	—
Gain (loss) on sale of rental property(6)	42,799	—	—	—	(1,155)
	$43,010	$1,788	$2,933	$(1,952)	$1,490

(1)	Includes the operations of properties that were sold or classified as held-for-sale during the respective periods.

(2)	We recovered 49% to 58% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale during the respective periods, which includes Plaza 500, which was sold in February 2017, One Fair Oaks, which was sold in January 2017, Storey Park, which was sold in July 2016, and the NOVA Non-Core Portfolio, which was sold in March 2016.

(4)
Reflects charges associated with the defeasance of the outstanding balance of the mortgage loan encumbering Gateway Centre Manassas, which was included in the NOVA Non-Core Portfolio and sold on March 25, 2016.

(5)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

(6)
For the three months ended March 31, 2017, we recorded a $0.1 million gain on the sale of One Fair Oaks and a $42.7 million gain on the sale of Plaza 500. For the three months ended March 31, 2016, we recorded a loss on the sale of the NOVA Non-Core Portfolio.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Net income (loss) attributable to common shareholders	$43,145	$(1,646)	$1,607	$(5,491)	$(4,106)
Depreciation and amortization:
Rental property(1)	14,566	16,787	13,928	15,141	15,006
Unconsolidated joint ventures	870	940	895	895	881
Impairment of rental property	—	—	—	2,772	—
(Gain) loss on sale of rental property	(42,799)	—	—	—	1,155
Gain on sale of rental property owned through unconsolidated joint ventures(2)	(3,797)	—	—	—	—
Net income (loss) attributable to noncontrolling interests
in the Operating Partnership	1,884	(71)	71	(294)	(133)
FFO available to common shareholders and unitholders	13,869	16,010	16,501	13,023	12,803
Dividends on preferred shares	—	—	11	794	2,248
Issuance costs of redeemed shares(3)	—	—	517	3,095	1,904
FFO	$13,869	$16,010	$17,029	$16,912	$16,955

FFO available to common shareholders and unitholders	$13,869	$16,010	$16,501	$13,023	$12,803
Issuance costs of redeemed shares(3)	—	—	517	3,095	1,904
Loss on debt extinguishment(4)	—	—	—	—	48
Core FFO	$13,869	$16,010	$17,018	$16,118	$14,755

Diluted Per Share Metrics:
Net income (loss) attributable to common shareholders	$0.74	$(0.03)	$0.03	$(0.10)	$(0.07)
FFO available to common shareholders and unitholders	$0.23	$0.27	$0.27	$0.22	$0.21
Core FFO	$0.23	$0.27	$0.28	$0.27	$0.24

Weighted average shares - diluted	57,907	57,606	57,825	57,577	57,542
Weighted average shares and OP units - diluted	60,452	60,383	60,402	60,230	60,234

Other Supplemental Information:
Share-based compensation expense	$829	$693	$631	$506	$488
Straight-line rent, net(5)	344	1,761	532	491	134
Deferred market rent, net	50	64	81	76	79
Non-real estate depreciation and amortization(6)	336	346	283	348	376
Debt fair value amortization	(79)	(118)	(128)	(125)	(122)
Amortization of finance costs	435	441	424	505	482
Tenant improvements(7)	(2,450)	(1,200)	(1,155)	(2,943)	(3,338)
Leasing commissions(7)	(616)	(663)	(781)	(752)	(621)
Capital expenditures(7)	(497)	(1,155)	(818)	(1,274)	(700)
Total	$(1,648)	$169	$(931)	$(3,168)	$(3,222)

(1)	Depreciation and amortization for the three months ended December 31, 2016 includes a $2.0 million write-off of assets associated with a defaulted tenant at 840 First Street, NE.

(2)
Reflects our proportionate share of the gain on sale of Aviation Business Park and Rivers Park I and II, which were sold by the unconsolidated joint ventures that owned the respective properties in March 2017. The gain is reflected within equity in earnings on our consolidated income statement for the three months ended March 31, 2017.

(3)	Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods.

(4)	During the three months ended March 31, 2016, we recorded $48 thousand in charges related to the defeasance of the Gateway Centre Manassas debt.

(5)
Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives, including the write-off of $1.4 million of unamortized lease incentives and rent abatement recorded during the fourth quarter of 2016, which was associated with a defaulted tenant at 840 First Street, NE. Also, beginning in third quarter of 2016, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(6)	Most non-real estate depreciation is classified in general and administrative expense.

(7)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	March 31, 2017	December 31, 2016	September 30, 2016		June 30, 2016	March 31, 2016
Tenant improvements	$1,922	$2,073	$1,809	(1)	$6,391	$9,809
Leasing commissions	473	—	1,043		837	17
Capital expenditures	1,351	1,818	2,549		2,353	3,045
Total first-generation costs	3,746	3,891	5,401		9,581	12,871
Development and redevelopment	211	618	559		3,906	5,130
Total	$3,957	$4,509	$5,960		$13,487	$18,001

(1)	Excludes an $8.9 million reimbursement that we received in the third quarter of 2016 related to tenant improvement work done at the NOVA build-to-suit.

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,716
Operating Partnership (“OP”) units held by third parties	2,546
Total common shares and OP units outstanding	61,262

Market price per share at March 31, 2017	$10.28

Market Value of Common Equity	$629,773	49.2%
Debt(1)
Fixed-rate debt	$231,716	18.1%
Hedged variable-rate debt(2)	240,000	18.8%
Unhedged variable-rate debt	177,800	13.9%

Total debt	$649,516	50.8%

Total Market Capitalization at March 31, 2017	$1,279,289	100.0%

	Selected Ratios
	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Coverage Ratios
Interest Coverage Ratio
Adjusted EBITDA	$23,140	$21,641	$22,584	$22,489	$22,924
Interest expense	6,344	6,571	6,414	6,568	6,816
	3.65x	3.29x	3.52x	3.42x	3.36x
Fixed Charge Coverage Ratio
Adjusted EBITDA	$23,140	$21,641	$22,584	$22,489	$22,924
Fixed charges(3)	7,235	7,452	7,353	8,279	10,025
	3.20x	2.90x	3.07x	2.72x	2.29x
Overhead Ratio
General and administrative expense	$4,497	$3,980	$4,112	$4,305	$4,578
Total revenues	37,823	38,972	40,172	38,493	42,697
	11.9%	10.2%	10.2%	11.2%	10.7%
Leverage Ratios
Debt and Preferred Shares/Total Market Capitalization
Total debt and preferred shares(1)(4)	$649,516	$743,407	$745,518	$797,492	$824,291
Total market capitalization	1,279,289	1,411,096	1,302,680	1,355,941	1,375,803
	50.8%	52.7%	57.2%	58.8%	59.9%
Debt and Preferred Shares/Undepreciated Book Value
Total debt and preferred shares(1)(4)(5)	$649,516	$743,407	$745,518	$775,492	$824,291
Undepreciated book value(5)	1,251,745	1,301,834	1,321,517	1,316,947	1,361,312
	51.9%	57.1%	56.4%	58.9%	60.6%

(1)	Our total debt balances exclude unamortized deferred financing costs for all periods presented.

(2)	As of March 31, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Fixed charges exclude the final lump sum principal loan payments made upon the extinguishment of outstanding debt.

(4)	In July 2016, we redeemed the remaining 0.6 million shares of our 7.750% Series A Preferred Shares.

(5)
For the three months ended December 31, 2016, we excluded the assets related to One Fair Oaks, which was classified as held-for-sale at December 31, 2016 and was sold on January 9, 2017. For the three months ended June 30, 2016, we excluded the assets and debt related to Storey Park, which was classified as held-for-sale at June 30, 2016 and was sold on July 25, 2016.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at March 31, 2017	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Redland II and III	4.64%	$62,873	$4,014		11/1/2017	$62,064
840 First Street, NE	6.01%	35,023	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,309	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	28,347	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	35,384	2,392		6/1/2023	30,414
11 Dupont Circle(1)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.75%(2)	$231,716	$13,976			$212,213

Variable-Rate Debt(3)

440 First Street, NW Construction Loan(4)	LIBOR + 2.50%	$32,216	$1,121		5/30/2017	$32,216
Northern Virginia Construction Loan(5)	LIBOR + 1.85%	34,584	979		9/1/2019	34,584
Unsecured Revolving Credit Facility(6)	LIBOR + 1.50%	51,000	1,265		12/4/2019	51,000
Unsecured Term Loan(6)
Tranche A	LIBOR + 1.45%	100,000	2,430		12/4/2020	100,000
Tranche B	LIBOR + 1.45%	100,000	2,430		6/4/2021	100,000
Tranche C	LIBOR + 1.80%	100,000	2,780		12/4/2022	100,000
Total Unsecured Term Loan	2.59%(2)	$300,000	$7,640			$300,000

Total Variable-Rate Debt	3.17%(2)(7)	$417,800	$11,005			$417,800

Total Debt at March 31, 2017(8)	3.73%(2)(7)	$649,516	$24,981	(9)		$630,013

(1)	The loan is interest only until September 1, 2025.

(2)	Represents the weighted average interest rate.

(3)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2017, which was 0.98%.

(4)	We can repay all or a portion of the 440 First Street, NW Construction Loan, without penalty, at any time during the term of the loan.

(5)
The loan has a borrowing capacity of up to $43.7 million and is collateralized by the NOVA build-to-suit, which was place in-service in August 2016. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(6)	Based on our leverage ratio at March 31, 2017, the applicable interest rate spreads associated with the unsecured revolving credit facility and unsecured term loan will remain unchanged.

(7)
The effective interest rate reflects the impact of our interest rate swap agreements. As of March 31, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements.

(8)	Our total debt balance at March 31, 2017 excludes $5.8 million of unamortized deferred financing costs that are deducted from the respective debt balance on the consolidated balance sheet.

(9)	During the first quarter of 2017, we paid approximately $0.9 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2017	Construction Loan	$3,082	$32,216	$32,216	9.6%
2017	Secured Property Debt	9,279	62,064	62,064	15.0%
2019	Construction Loan	3,063	34,584	34,584	8.9%
2019	Unsecured Revolving Credit Facility	61,034	51,000	351,000	17.4%
2020	Unsecured Term Loan	61,034	100,000	351,000	17.4%
2020	Secured Property Debt	8,105	34,618	34,618	23.4%
2021	Unsecured Term Loan	61,034	100,000	351,000	17.4%
2022	Secured Property Debt	3,475	24,668	24,668	14.1%
2022	Unsecured Term Loan	61,034	100,000	351,000	17.4%
2023	Secured Property Debt	2,142	30,414	30,414	7.0%
2030	Secured Property Debt	3,997	60,449	60,449	6.6%

(1)	As of March 31, 2017, we had fixed LIBOR at a weighted average interest rate of 1.4% on $240.0 million of our variable rate debt through nine interest rate swap agreements.

(2)	NOI is calculated in accordance with the covenants governing our consolidated unsecured revolving credit facility and unsecured term loan.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans

Covenants	Quarter Ended March 31, 2017	Covenant
Consolidated Total Leverage Ratio(1)	47.4%	≤ 60%
Tangible Net Worth(1)	$772,118	≥ $601,202
Fixed Charge Coverage Ratio(1)	3.02x	≥ 1.50x
Maximum Dividend Payout Ratio	40.9%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	23.2%	≤ 40%
Unencumbered Pool Leverage (1)	41.9%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.28	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street, NW Construction Loan and Northern Virginia Construction Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at March 31, 2017	Property Type	Location	Square Feet	Leased at March 31, 2017	Occupied at March 31, 2017
1750 H Street, NW	50%	$14,594	Office	Washington, DC	113,131	100.0%	94.6%
Prosperity Metro Plaza	51%	26,772	Office	Fairfax, VA	326,197	100.0%	100.0%
Rivers Park I and II(1)	25%	466	N/A	N/A	—	—	—
Aviation Business Park(1)	50%	482	N/A	N/A	—	—	—
Total / Weighted Average		$42,314			439,328	100.0%	98.6%

Outstanding Unconsolidated Debt	FPO Ownership	Effective Interest Rate	Principal Balance at March 31, 2017(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)	FPO Share of Principal Balance(3)
1750 H Street, NW	50%	3.92%	$32,000	$1,254	8/1/2024	$32,000	$16,000
Prosperity Metro Plaza	51%	3.91%	50,000	1,955	12/1/2029(4)	45,246	25,500
Total / Weighted Average		3.91%	$82,000	$3,209		$77,246	$41,500

		Three Months Ended March 31, 2017
Results of Operations - Unconsolidated Joint Ventures(5)		1750 H St, NW	Prosperity Metro Plaza	Total	Disposed Properties(6)	Total

Equity in earnings from affiliates		$(30)	$358	$328	$3,895	$4,223
Other expense, net(7)		383	763	1,146
Net operating income		353	1,121	1,474
Straight-line and deferred market rents(8)		24	117	141
Management fee adjustment(9)		(12)	(32)	(44)
Adjusted NOI		$365	$1,206	$1,571

(1)
The unconsolidated joint ventures that owned Aviation Business Park and Rivers Park I and II sold these properties on March 7, 2017. Our investment in these joint ventures at March 31, 2017 was primarily comprised of our share of cash that has not yet been distributed.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	Reflects our proportionate share of the principal debt balances based on our ownership percentage of the respective joint venture, of which none is recourse to us.

(4)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(5)	Reflects our proportionate share of operating results for the three months ended March 31, 2017 based on our ownership percentage of the respective joint ventures.

(6)
Includes equity in earnings from affiliates from Aviation Business Park and Rivers Park I and II, which were all sold in the first quarter of 2017. We recognized a $3.8 million gain within equity in earnings during the three months ended March 31, 2017, which reflected our proportionate share of the unconsolidated joint ventures’ gain on the sale of Aviation Business Park and Rivers Park I and II.

(7)	Includes depreciation and interest expense, net of other income.

(8)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(9)	A standard management fee is used in lieu of the actual management fee earned.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended March 31, 2017
Income Statement Items

Adjusted NOI - Consolidated Portfolio
Total revenues	$37,823
Property operating expenses	(9,958)
Real estate taxes and insurance expenses	(4,661)
Net Operating Income(1)	23,204
Straight-line and deferred market rents, net(2)	394
Management fee adjustment(3)	281
Disposed or held-for-sale properties(4)	(500)
Adjusted NOI - Consolidated Portfolio	$23,379

Occupancy at March 31, 2017	92.4%

Balance Sheet Items

Rental Property, net
Gross rental property	$1,251,745
Accumulated depreciation	(227,140)
Total Rental Property, net	$1,024,605
Development & Redevelopment Assets
Original cost basis of land held for future development	$14,433
Original cost basis of assets in current development(5)	22,996
Construction costs to date for current development	1,934
Total Development & Redevelopment Assets	$39,363
Other Assets
Unconsolidated investment in affiliates	$42,314

Net Liabilities
Mortgage and senior debt, cash principal balances	$(649,516)
Accrued interest	(1,470)
Rents received in advance	(6,493)
Tenant security deposits	(4,831)
Accounts payable and other liabilities	(40,897)
Cash, cash equivalents, escrows and reserves	15,617
Accounts and other receivables, net of allowance for doubtful accounts	5,611
Prepaid expenses and other assets	5,414
Total Net Liabilities	$(676,565)

Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended March 31, 2017	60,452

Unconsolidated Joint Ventures(6)
Adjusted NOI(7)	$1,571
Principal balance of outstanding debt at March 31, 2017	$41,500

(1)	For a reconciliation of net operating income to net loss, see Quarterly Financial Results.

(2)
Includes straight-line rents and the amortization of deferred market rents, lease incentives and rent abatements. Also, reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit.

(3)	A standard management fee is used in lieu of an administrative overhead allocation.

(4)	Reflects the operating results for One Fair Oaks and Plaza 500, which were sold on January 9, 2017 and February 17, 2017, respectively.

(5)	Relates to Redland I, which was placed into redevelopment in March 2017, and a 2,700 square foot café that is being constructed at Redland.

(6)	Represents our proportionate share of Adjusted NOI and debt of our unconsolidated joint ventures. Excludes the results of joint venture properties sold prior to March 31, 2017.

(7)	See Investment in Joint Ventures for a reconciliation of our proportionate share of adjusted NOI for our unconsolidated joint ventures to equity in earnings of affiliates.

Portfolio Summary (unaudited)

Consolidated Portfolio(1)
	Number of Buildings	Square Feet	% Leased	% Occupied	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	917,643	92.0%	89.8%	$28,551,543	28.7%
Maryland	33	1,752,282	93.4%	91.6%	29,858,260	30.0%
Northern VA	12	1,168,990	95.0%	92.6%	19,132,046	19.2%
Southern VA	19	2,023,858	94.9%	94.1%	22,019,990	22.1%
Total / Weighted Average	70	5,862,773	94.0%	92.4%	$99,561,838	100.0%

Maryland - Redevelopment(4)	1	133,895
Total Consolidated	71	5,996,668

Unconsolidated Joint Ventures(5)
	Number of Buildings	Square Feet	% Leased	% Occupied	Annualized Cash Basis Rent(2)(3)
Total / Weighted Average	3	439,328	100.0%	98.6%	$13,203,328

(1)	In addition to properties presented, we own land that can accommodate up to 409,685 square feet of additional development.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)	Includes Redland I, which was placed into redevelopment during March 2017.

(5)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type (1)
				Occupied Portfolio by Property Type				Leased Portfolio by Property Type
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	2,827,574	48.2%	28	2,622,738	92.8%	$64,547,151	65.9%	2,649,180	93.7%	$65,544,613	65.8%
Business Park	3,035,199	51.8%	42	2,793,954	92.1%	33,390,269	34.1%	2,863,432	94.3%	34,017,225	34.2%
Total / Weighted Average	5,862,773	100.0%	70	5,416,692	92.4%	$97,937,420	100.0%	5,512,612	94.0%	$99,561,838	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA	Total

Office	28.7%	20.5%	14.8%	1.9%	65.9%
Business Park	—	9.5%	4.4%	20.2%	34.1%
Total / Weighted Average	28.7%	30.0%	19.2%	22.1%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	83	133,091	2.4%	$2,878,998	2.9%	$21.63
2,501-10,000	187	1,024,548	18.6%	18,623,058	18.7%	18.18
10,001-20,000	67	919,638	16.7%	17,409,218	17.5%	18.93
20,001-40,000	40	1,081,127	19.6%	16,702,345	16.8%	15.45
40,001-100,000	16	1,003,483	18.2%	13,688,744	13.7%	13.64
100,001 +	10	1,350,725	24.5%	30,259,475	30.4%	22.40

Total / Weighted Average	403	5,512,612	100.0%	$99,561,838	100.0%	$18.06

$ 10 M
$ 9 M
$ 8 M
$ 7 M
$ 6 M
$ 5 M
$ 4 M
$ 3 M
$ 2 M
$ 1 M
$ M
Annualized Cash Basis Rent
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,001 - 100,000 SF
> 100,001 SF
Other (3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Reflects contractual expiration of Bureau of Prisons at 500 First Street, NW on July 31, 2017.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	12	587,878	$13,896,464	14.0%	6.3
2	BlueCross BlueShield	1	204,314	6,403,201	6.4%	6.4
3	BAE Systems Technology Solutions & Services	2	165,004	4,217,339	4.2%	3.4
4	ICF Consulting Group Inc.	1	127,946	3,751,377	3.8%	7.3
5	Sentara Healthcare	4	276,974	2,700,950	2.7%	3.6
6	Montgomery County, Maryland	3	77,522	1,937,347	1.9%	5.6
7	State of Maryland - AOC	1	101,113	1,770,264	1.8%	2.8
8	Vocus, Inc.	1	93,000	1,761,944	1.8%	6.0
9	First Data Corporation	1	117,336	1,412,725	1.4%	2.7
10	Siemens Corporation	3	100,745	1,354,891	1.4%	3.5
11	Affiliated Computer Services, Inc.	1	107,422	1,332,033	1.3%	4.8
12	Odin, Feldman & Pittleman	1	53,918	1,312,903	1.3%	10.6
13	CVS Pharmacy	1	11,692	1,052,280	1.1%	11.1
14	DRS Defense Solutions, LLC	2	51,997	1,023,067	1.0%	1.2
15	General Dynamics	1	147,248	967,277	1.0%	2.8
16	Telogy Networks, Inc.	1	52,145	839,534	0.8%	1.2
17	National Women's Law Center	1	24,760	806,635	0.8%	5.9
18	Zenith Education Group, Inc.	1	39,250	794,420	0.8%	2.3
19	Internet Society	1	30,037	774,837	0.8%	2.0
20	Stewart Lender Services	1	57,476	724,772	0.7%	5.6
21	ValueOptions, Inc.	1	37,850	724,449	0.7%	1.8
22	Washington Sports Club	1	21,047	697,913	0.7%	7.7
23	Notable Solutions	1	24,477	677,279	0.7%	3.3
24	Associated Builders and Contractors	1	19,763	663,642	0.7%	7.7
25	DirecTV Inc.	1	42,177	628,985	0.6%	2.3
	Subtotal Top 25 Tenants	45	2,573,091	$52,226,528	52.5%	5.4
	All Remaining Tenants	358	2,939,521	47,335,310	47.5%	5.5
	Total / Weighted Average	403	5,512,612	$99,561,838	100.0%	5.4

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

		Total Portfolio						Property Type
								Office		Business Park
Year of Lease Expiration(2)		Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
2017	(4)	35	385,619	7.0%	$9,232,214	9.3%	$23.94	246,163	$31.49	139,456	$10.62
2018		62	647,263	11.7%	9,208,832	9.2%	14.23	225,503	19.12	421,760	11.61
2019		61	755,009	13.7%	10,921,498	11.0%	14.47	188,192	19.92	566,817	12.65
2020		56	930,021	16.9%	15,162,229	15.2%	16.30	446,435	22.11	483,586	10.94
2021		48	496,315	9.0%	7,338,294	7.4%	14.79	130,597	22.32	365,718	12.10
2022		49	583,478	10.6%	9,098,853	9.1%	15.59	181,288	23.63	402,190	11.97
2023		18	487,062	8.8%	11,429,255	11.5%	23.47	285,177	29.66	201,885	14.72
2024		22	418,829	7.6%	8,445,517	8.5%	20.16	261,898	26.28	156,931	9.96
2025		14	243,297	4.4%	4,491,389	4.5%	18.46	221,705	19.17	21,592	11.13
2026		12	142,806	2.6%	3,180,181	3.2%	22.27	85,358	29.30	57,448	11.83
Thereafter		26	422,913	7.7%	11,053,576	11.1%	26.14	376,864	28.05	46,049	10.46
Total / Weighted Average		403	5,512,612	100.0%	$99,561,838	100.0%	$18.06	2,649,180	$24.74	2,863,432	$11.88

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Includes contractual expiration of Bureau of Prisons at 500 First Street, NW on July 31, 2017.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Total Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot (3)

2017 - Q2	10	51,920	0.9%	$907,648	$17.48
2017 - Q3 (4)	13	249,133	4.5%	7,138,058	28.65
2017 - Q4	12	84,566	1.5%	1,186,507	14.03
2018 - Q1	14	85,392	1.5%	1,518,544	17.78

Total / Weighted Average	49	471,011	8.5%	$10,750,758	$22.82

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Includes the contractual expiration of the Bureau of Prisons at 500 First Street, NW on July 31, 2017.

Leasing Analysis and Retention Summary (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2017
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	73,498	9	$18.55	$20.19	7.6	$46.30	$6.09
First Generation New Leases	14,477	3	32.47	34.91	9.1	103.80	11.47
Second Generation New Leases	59,021	6	15.14	16.58	7.3	32.20	4.44
Renewal Leases	89,388	13	14.82	14.88	2.5	7.58	3.00
Total / Weighted Average	162,886	22	$16.50	$17.28	4.8	$25.05	$5.20

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended March 31, 2017
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	10,862	3	$21.27	$21.29	-0.1%	$21.38	$20.90	2.3%	5.8
Renewal Leases	89,388	13	14.82	15.58	-4.9%	14.88	14.23	4.6%	2.5
Total / Weighted Average	100,250	16	$15.52	$16.20	-4.2%	$15.59	$14.96	4.2%	2.9

Retention Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2017
	Square Footage Expiring(6)	Square Footage Renewed	Retention Rate
Total Portfolio(5)	279,785	89,388	32%
Washington DC	31,814	8,859	28%
Maryland(5)	209,184	69,021	33%
Northern Virginia	5,938	0	0%
Southern Virginia	32,849	11,508	35%

(1)	Excludes any leases that have an extension, or initial term, of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces or suites that have been vacant for over twelve months.

(5)
Includes the 133,895 square foot expiration of the Department of Health and Human Services at Redland I during the first quarter of 2017. Excluding this expiration, retention would have been 61% for the Total Portfolio and 92% for the Maryland region.

(6)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Square Feet	Annualized Cash Basis Rent(2)	% Leased	% Occupied	Average Base Rent per Square Foot(2)

Washington DC
11 Dupont Circle, NW	1	CBD(3)	151,144	$4,467,772	77.1%	77.1%	$38.36
440 First Street, NW	1	Capitol Hill	138,648	4,394,357	91.9%	85.6%	34.50
500 First Street, NW	1	Capitol Hill	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(3)	248,536	7,701,867	100.0%	100.0%	30.99
1211 Connecticut Avenue, NW	1	CBD(3)	131,746	3,757,601	91.2%	91.2%	31.28
1401 K Street, NW	1	East End	118,534	3,591,775	86.9%	77.2%	34.87
Total / Weighted Average	6		917,643	$28,551,543	92.0%	89.8%	$33.81

Maryland
Annapolis Business Center	2	Annapolis	101,113	$1,770,264	100.0%	100.0%	$17.51
Cloverleaf Center	4	Germantown	173,916	2,649,032	89.8%	89.8%	16.96
Hillside I and II	2	Columbia	87,267	991,295	87.6%	87.6%	12.97
Metro Park North	4	Rockville	191,211	2,963,286	87.3%	87.3%	17.75
Redland II & III(4)	2	Rockville	349,267	9,871,939	100.0%	100.0%	28.26
TenThreeTwenty	1	Columbia	138,944	2,142,886	93.4%	93.4%	16.51
Total / Weighted Average	15		1,041,718	$20,388,702	94.0%	94.0%	$20.81

Northern Virginia
Atlantic Corporate Park	2	Sterling	218,326	$3,983,109	96.2%	94.8%	$18.97
NOVA build-to-suit	1	Not Disclosed	167,440	4,050,490	100.0%	100.0%	24.19
Three Flint Hill	1	Oakton	180,699	3,721,078	96.2%	96.2%	21.41
Wiehle Avenue	1	Reston	129,982	2,983,888	95.5%	95.5%	24.04
Total / Weighted Average	5		696,447	$14,738,564	97.0%	96.5%	$21.82

Southern Virginia
Greenbrier Towers	2	Chesapeake	171,766	$1,865,805	87.1%	85.2%	$12.47

Total / Weighted Average	28		2,827,574	$65,544,613	93.7%	92.8%	$24.74

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC(3)	113,131	$4,319,438	100.0%	94.6%	$38.18
Prosperity Metro Plaza	2	Merrifield - NOVA	326,197	8,883,890	100.0%	100.0%	27.23
Total / Weighted Average	3		439,328	$13,203,328	100.0%	98.6%	$30.05

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	CBD refers to the Central Business District and NoMA refers to North of Massachusetts Avenue.

(4)
Redland II & III (520 and 530 Gaither Road) was acquired November 2010. Redland I (540 Gaither Road) was acquired in October 2013, and was placed into redevelopment during the first quarter of 2017, therefore, the space will be excluded from our portfolio metrics until the project is substantially complete. The three buildings are collectively referred to as Redland.

Business Park Properties (unaudited)

Property(1)	Buildings	Location	Square Feet	Annualized Cash Basis Rent(2)	% Leased	% Occupied	Average Base Rent per Square Foot(2)

Maryland
Ammendale Business Park(3)	7	Beltsville	312,846	$3,996,973	90.7%	80.5%	$14.09
Gateway 270 West	6	Clarksburg	252,295	3,243,023	92.9%	92.9%	13.84
Snowden Center	5	Columbia	145,423	2,229,562	96.0%	96.0%	15.96
Total / Weighted Average	18		710,564	$9,469,558	92.6%	88.1%	$14.40

Northern Virginia
Sterling Park Business Center(4)	7	Sterling	472,543	4,393,482	92.1%	86.9%	10.09
Total / Weighted Average	7		472,543	$4,393,482	92.1%	86.9%	$10.09

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	96,720	$861,036	100.0%	100.0%	$8.90
Crossways Commerce Center(5)	9	Chesapeake	1,082,461	11,904,430	95.7%	94.5%	11.50
Greenbrier Business Park(6)	4	Chesapeake	411,237	4,670,438	94.0%	94.0%	12.08
Norfolk Commerce Park(7)	3	Norfolk	261,674	2,718,281	96.1%	96.1%	10.81
Total / Weighted Average	17		1,852,092	$20,154,185	95.6%	94.9%	$11.38

Total / Weighted Average	42		3,035,199	$34,017,225	94.3%	92.1%	$11.88

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Adjusted NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(4)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(5)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(6)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(7)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize FFO, Core FFO, net operating income (“NOI”), Same Property NOI, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined, as supplemental performance measures. We believe NOI, Same Property NOI, EBITDA, Adjusted EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO and Core FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjust for the effects of GAAP depreciation/amortization, gains/losses on sale and impairments of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA and Adjusted EBITDA provide performance metrics that adjust for the effects of non-property operating expenses, such as depreciation/amortization and interest expense. In addition, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to net (loss) income in this release.

On our Net Asset Value Analysis page, we provide an Adjusted NOI figure, which is our total revenues calculated in accordance with GAAP, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. Also, Adjusted NOI reflects a reduction in revenue related to the impact of accelerating tenant improvement reimbursement revenue recognized for the NOVA build-to-suit. The presentation on our Net Asset Value Analysis page reconciles our total revenues, which can be derived from our consolidated statement of operations for the current quarter, to Adjusted NOI. However, Adjusted NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP. Further, we provide an Adjusted NOI figure that reflects our proportionate share of Adjusted NOI from our unconsolidated joint ventures. For a reconciliation of Adjusted NOI from our unconsolidated joint ventures to equity in earnings from affiliates, see Investment in Joint Ventures.

SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of interest expense, depreciation and amortization. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

Adjusted EBITDA
We believe Adjusted EBITDA is a useful measure of our operating performance. The calculation of EBITDA includes certain items, such as loss on debt extinguishment, impairment to rental property and gain on the sale of property, that impact the comparability of period-over-period results. Our presentation of Adjusted EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance. Our Adjusted EBITDA calculations are reconciled to net income (loss) in this release.

FFO
FFO, which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

Management Statements on Non-GAAP Supplemental Measures

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributable to common shareholders in this release.